Exhibit 99.(16)

Power of Attorney

The undersigned Trustees and Officers of Advanced Series Trust hereby constitute, appoint, and authorize each of Kathleen DeNicholas, Claudia DiGiacomo, Deborah A. Docs, Andrew R. French, Raymond A. O’Hara, Amanda Ryan and Jonathan D. Shain, or any of them, as attorney-in-fact, to sign, execute and deliver on his or her behalf, individually and in each capacity stated below, any Registration Statement on Form N-14 and any amendment thereto (including pre and post-effective amendments) relating to the reorganizations listed below and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Target Fund	Acquiring Fund
PSF SP International Value Portfolio	AST International Value Portfolio

Signature	Title

/s/ Sherry S. Barratt Sherry S. Barrat	Trustee

/s/ Kay Ryan Booth Kay Ryan Booth	Trustee

/s/ Timothy S. Cronin Timothy S. Cronin	Trustee

/s/ Bruce W. Ferris Bruce W. Ferris	Trustee

/s/ Delayne Dedrick Gold Delayne Dedrick Gold	Trustee

/s/ Robert F. Gunia Robert F. Gunia	Trustee

/s/ W. Scott McDonald, Jr. W. Scott McDonald, Jr.	Trustee

/s/ Thomas T. Mooney Thomas T. Mooney	Trustee

/s/ Thomas M. O’Brien Thomas M. O’Brien	Trustee

/s/ Robert F. O’Donnell Robert F. O’Donnell	Trustee and President, Principal Executive Officer

/s/ Jessica Bibliowicz Jessica Bibliowicz	Trustee

/s/ Susan Davenport Austin Susan Davenport Austin	Trustee

/s/ Sadiq Peshimam Sadiq Peshimam	Treasurer, Principal Financial and Accounting Officer

Dated: September 18, 2014